Exhibit 99.1

NEWS RELEASE

FOR:	Trump Hotels & Casino Resorts, Inc. (OTCBB: DJTCQ.OB)

CONTACT:	Scott C. Butera, President and Chief Operating Officer (212) 891-1500

FOR RELEASE:	IMMEDIATELY; Wednesday, April 6, 2005

TRUMP HOTELS & CASINO RESORTS, INC. ANNOUNCES

CONFIRMATION OF RECAPITALIZATION PLAN

—Company Expects to Emerge in Early May—

NEW YORK, NY – Trump Hotels & Casino Resorts, Inc. (“THCR” or the “Company”) (OTCBB: DJTCQ.OB) announced today that its Plan of Reorganization (the “Plan”) was confirmed by the court in Camden, New Jersey yesterday, and expects to emerge from the process as Trump Entertainment Resorts, Inc. in early May when the Plan becomes effective.

As previously announced, the Plan, which was supported by an overwhelming percentage of its equity and bondholders, calls for an approximately $400 million reduction in the Company’s indebtedness with a reduced interest rate of 8.5%, representing an annual interest expense savings of approximately $98 million. The Plan also permits a working capital facility of up to $500 million secured by a first priority lien on substantially all of the Company’s assets, which is expected to allow the Company to refurbish and expand its current properties and permit the Company to enter into new and emerging markets. Also at the court hearing yesterday, the court moved the record date used in determining stakeholders entitled to receive any distributions under the Plan from February 9, 2005 to March 28, 2005.

Donald J. Trump, the Company’s Chairman and Chief Executive Officer, commented, “It’s been amazing that we have come to such a quick confirmation and have received such overwhelming support by all our stakeholders. We will now be well poised to emerge as a strong competitor in all of our markets.” Scott C. Butera, the Company’s President and Chief Operating Officer, added, “Today marks a milestone for our Company. We are pleased to receive the court’s expeditious confirmation of our Plan, and we look forward to successfully completing our reorganization in early May. The recapitalized Company will be well positioned to augment its strong presence in Atlantic City, New Jersey and Gary, Indiana and capitalize on the strength of the Trump brand by expanding into new markets on a global basis. The recapitalization has been a comprehensive process. We want to thank our investors, employees, patrons and vendors for all of their continued support during this process, and we look forward to working with them in continuing to build a great company.”

During the proceedings, the Company was represented by the law firms of Latham & Watkins, LLP and Schwartz, Tobia & Stanziale and by the financial advisory firm of Lazard Frères & Co, LLC. UBS Securities LLC acted as senior co-financial advisor to the Company.

Any securities proposed to be issued in connection with the Plan have not been registered under the Securities Act of 1933 or any state securities laws and unless so registered may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933 and applicable state securities laws. The information contained herein and in the attached exhibit does not constitute an offer to sell or the solicitation of offers to buy any security and shall not constitute an offer, solicitation or sale of any security in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About Our Company:

THCR is a leading gaming company that owns and operates four properties. THCR’s assets include Trump Taj Mahal Casino Resort and Trump Plaza Hotel and Casino, located on the Boardwalk in Atlantic City, New Jersey, Trump Marina Hotel Casino, located in Atlantic City’s Marina District, and the Trump Casino Hotel, a riverboat casino located in Gary, Indiana. Together, the properties comprise approximately 371,300 square feet of gaming space and 3,180 hotel rooms and suites. The Company is the sole vehicle through which Donald J. Trump conducts gaming activities and strives to provide customers with outstanding casino resort and entertainment experiences consistent with the Donald J. Trump standard of excellence. THCR is separate and distinct from Mr. Trump’s real estate and other holdings.

PSLRA Safe Harbor for Forward-Looking Statements

and Additional Available Information

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in such statements.

All statements, trend analysis and other information contained in this release relative to THCR’s or its subsidiaries’ performance, trends in THCR’s or its subsidiaries’ operations or financial results, plans, expectations, estimates and beliefs, as well as other statements including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “could” and other similar expressions, constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. In connection with certain forward-looking statements contained in this release and those that may be made in the future by or on behalf of THCR, THCR notes that there are various factors that could cause actual results to differ materially from those set forth in any such forward-looking statements. The forward-looking statements contained in this release were prepared by management and are qualified by, and subject to, significant business, economic, competitive, regulatory and other uncertainties and contingencies, all of which are difficult or impossible to predict and many of which are beyond the control of THCR. Accordingly, there can be no assurance that the forward-looking statements contained in this release will be realized or that actual results will not be significantly higher or lower. The forward-looking statements in this release reflect the opinion of the Company’s management as of the date of this release. Readers are hereby advised that developments subsequent to this release are likely to cause these statements to become outdated with the passage of time or other factors beyond the control of the Company. This Company does not intend, however, to update the guidance provided herein prior to its next release or unless otherwise required to do so. Readers of this release should consider these facts in evaluating the information contained herein. In addition, the business and operations of THCR are subject to substantial risks, including, but not limited to risks relating to liquidity and cash flows, which increase the uncertainty inherent in the forward-looking statements contained in this release. The inclusion of the forward-looking statements contained in this release should not be regarded as a representation by THCR or any other person that the forward-looking statements contained in the release will be achieved. In light of the foregoing, readers of this release are cautioned not to place undue reliance on the forward-looking statements contained herein.

Additional information concerning the potential risk factors that could affect the Company’s future performance are described from time to time in the Company’s periodic reports filed with the SEC, including, but not limited to, the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. These reports may be viewed free of charge on the SEC’s website, www.sec.gov, or on the Company’s website, www.trumpcasinos.com.

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